UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 227-9770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Annual Meeting of Stockholders of Agilent Technologies, Inc. (the "Company") was held on March 18, 2026 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders, upon the recommendation of the Company's board of directors (the "Board"), approved the adoption of the Company's Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), which provides for the declassification of the Board over a three-year period, as set forth in the Company's definitive proxy statement of the Annual Meeting, filed with the Securities and Exchange Commission on February 6, 2026 (the "Proxy Statement").

Subject to the approval of the Certificate of Incorporation by the Company's stockholders at the Annual Meeting, the Board also approved the adoption of the Fourth Amended and Restated Bylaws of the Company (the "Bylaws") to be effective immediately upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware on March 19, 2026. The Bylaws amend and restate the Third Amended and Restated Bylaws of the Company (the "Prior Bylaws") in their entirety. The Bylaws amend the Prior Bylaws by adding conforming changes to reflect the phased declassification of the Board over three years included in the newly adopted Certificate of Incorporation and providing for the removal of a director with or without cause from the 2029 annual meeting of stockholders (when the Board is no longer classified).

The foregoing summary of each of the Certificate of Incorporation and the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation or the Bylaws, as applicable, attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, each of which is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

As described above under Item 5.03 of this Current Report on Form 8-K, the Company held its Annual Meeting. A total of 250,281,785 shares of Common Stock, representing approximately 88% of the shares outstanding, were represented at the Annual Meeting. The voting results for each item of business presented at the Annual Meeting, as certified by the Company’s independent inspector of elections, are set forth below:

Proposal No. 1 – The election of four directors for a term of three years. The individuals listed below received the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting and were each elected to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Judy Gawlik Brown	227,166,748	570,646	211,727	22,332,664
Sue H. Rataj	225,415,342	2,401,243	132,536	22,332,664
George A. Scangos, Ph.D.	196,677,563	28,634,515	2,637,043	22,332,664
Dow R. Wilson	211,983,917	15,445,195	520,009	22,332,664

Directors Mala Anand, Otis Brawley, M.D., Mikael Dolsten, M.D., Koh Boon Hwee, Padraig McDonnell, Daniel K. Podolsky, M.D., and Pascal Soriot continued in office following the Annual Meeting.

Proposal No. 2 – The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
208,587,202	18,802,786	559,133	22,332,664

Proposal No. 3 – The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified as set forth below.

For	Against	Abstain	Broker Non-Vote(1)
220,739,641	29,366,714	175,431	0

Proposal No. 4 – The proposal to approve an amendment to Agilent’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors over a three-year period was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
227,305,896	416,270	226,910	22,332,664

Item 9.01. – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended & Restated Certificate of Incorporation
3.2	Fourth Amended & Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date:	March 20, 2026	By:	/s/ Bret DiMarco
		Name:	Bret DiMarco
		Title:	Senior Vice President, Chief Legal Counsel and Secretary